                                                               EXHIBIT 99.(a)(4)

                           OFFER TO PURCHASE FOR CASH
                        9,158,155 SHARES OF COMMON STOCK
                                       OF

                           BRITE VOICE SYSTEMS, INC.
                                       AT
                              $13.40 NET PER SHARE
                                       BY

                  INTERVOICE ACQUISITION SUBSIDIARY III, INC.
                            A CORPORATION FORMED BY

                                INTERVOICE, INC.

   THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 1, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                     May 3, 1999

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated May 3, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation (the "Purchaser") and a wholly owned subsidiary of InterVoice, Inc., a Texas corporation ("Parent"), to purchase 9,158,155 shares (the "Shares") of common stock, no par value, of Brite Voice Systems, Inc., a Kansas corporation (the "Company"), at a price of $13.40 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Acquisition Agreement and Plan of Merger, dated as of April 27, 1999, by and among Parent, the Purchaser and the Company (the "Merger Agreement"). Also enclosed is the Letter to Stockholders of the Company from Stanley G. Brannan, Chairman, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us (or our nominee) for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $13.40 per Share net to the seller in cash, without interest.

          2. The Offer is being made for 9,158,155 Shares. If more than 9,158,155 Shares are validly tendered prior to the expiration date of the Offer, and not withdrawn, the Purchaser will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) the Shares purchased in the Offer on a pro rata basis, with adjustment to avoid purchase of fractional Shares, based on the number of Shares validly tendered prior to the expiration date and not withdrawn by each tendering Stockholder.

          3. The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby, has determined that each of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the holders of the Common Stock and recommends that the Company's holders tender their Shares in the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on June 1, 1999, unless the Offer is extended.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto, and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                        9,158,155 SHARES OF COMMON STOCK
                                       OF

                           BRITE VOICE SYSTEMS, INC.
                                       BY

                  INTERVOICE ACQUISITION SUBSIDIARY III, INC.
                            A CORPORATION FORMED BY

                                INTERVOICE, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 3, 1999, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation and a wholly owned subsidiary of InterVoice, Inc., a Texas corporation, to purchase 9,158,155 Shares of Common Stock, no par value, of Brite Voice Systems, Inc., a Kansas corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


Dated: ---------------------, 1999                 SIGN HERE
--------------------------------------------       --------------------------------------------
Number of Shares to be Tendered:                   --------------------------------------------
---------------- shares of Common Stock*           Signature(s) of Holder(s)
--------------------------------------------       Name(s) of Holder(s)
                                                   --------------------------------------------
                                                   --------------------------------------------
                                                   Please Type or Print
                                                   --------------------------------------------
                                                   Address
                                                   --------------------------------------------
                                                   Zip Code
                                                   --------------------------------------------
                                                   Area Code and Telephone Number
                                                   --------------------------------------------
                                                   Taxpayer Identification or Social Security
                                                   Number

---------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                        3